Exhibit 99.1

For Immediate Release

January 18, 2023

John Marshall Bancorp, Inc. Reports 24.9% Annual Earnings Increase,

14.8% Quarterly Loan Growth Annualized and Superior Asset Quality

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported its financial results for the three and twelve months ended December 31, 2022.

Fourth Quarter and Year-to-Date Highlights

●	Record Earnings – The Company reported its sixteenth consecutive quarter of record earnings. Net income of $8.2 million for the fourth quarter of 2022 represented a $655 thousand or 8.7% increase over the $7.5 million reported for the fourth quarter of 2021. Earnings per diluted share for the three months ended December 31, 2022 were $0.58, a 7.4% increase over the $0.54 reported for the three months ended December 31, 2021. The Company reported record net income of $31.8 million for the year ended December 31, 2022, a $6.3 million or 24.9% increase over the $25.5 million reported for the same period of 2021. Earnings per diluted share for the year ended December 31, 2022 were $2.25, a 22.9% increase over the $1.83 reported for the same period of 2021.
●	Robust Core Loan Growth – Excluding Paycheck Protection Program (“PPP”) loans, gross loans net of unearned income (“Core Loans”) grew $190.6 million or 11.9% from December 31, 2021 to December 31, 2022. Core Loans increased $64.4 million during the quarter ended December 31, 2022 or 14.8% annualized from September 30, 2022. The Company remains steadfast in adhering to our strict underwriting standards to maintain pristine asset quality.
●	Consistently Strong Returns – Annualized Return on Average Assets (“ROAA”) was 1.40% and annualized Return on Average Equity (“ROAE”) was 15.65% for the three months ended December 31, 2022. ROAA and ROAE were 1.41% and 14.52%, respectively, for the three months ended December 31, 2021.
●	Commitment to Cost Conscious Growth – Revenues (net interest income plus non-interest income) grew 16.8% annualized for the three months ended December 31, 2022 relative to the three months ended December 31, 2021. Over the same period, overhead decreased 11.9% annualized. The ratio of annualized non-interest expense to average assets was 1.27% for the fourth quarter of 2022 compared to 1.44% for the fourth quarter of 2021. The efficiency ratio for the fourth quarter of 2022 was 40.9% compared to 43.9% for the fourth quarter of 2021.
●	No Non-performing Assets; No Loans More Than 30 Days Past Due – For the thirteenth consecutive quarter, the Company had no nonperforming loans, no other real estate owned, and no loans 30 days or more past due. There were no charge-offs during the quarter. The Company believes its allowance for loan losses is appropriate for the inherent risks and uncertainties associated with the portfolio.

Chris Bergstrom, President and Chief Executive Officer, commented, “2022 was a remarkable year for John Marshall.  We registered our shares with the SEC, listed our stock on Nasdaq, gained inclusion in the Russell 2000 Index, refinanced our subordinated debt to a lower rate, paid our first cash dividend, broadened our customer service and fee income capabilities by implementing an interest rate swap program, decreased overhead, maintained our outstanding asset quality and delivered our fourth consecutive year of record earnings.  On behalf of the Company, I want to express appreciation for our employees and customers who made these many strategic goals reality.  Looking forward, each year holds its own set of challenges and early signs indicate that 2023 will be no different.  As interest rates have risen, depositors have many investment alternatives from which to choose and, as a result, deposit costs are rising.  Certain economic data seem to point to a recession, which could moderate loan growth and impact borrowers’ ability to service their loans.  Despite these potential hurdles, I remain confident in our people and our business model.  We believe with our liquid, well-capitalized balance sheet, strong asset quality, robust underwriting and conservative culture that we are well prepared to manage for the potential challenges ahead.”

Balance Sheet and Credit Quality

Total assets were $2.35 billion at December 31, 2022, $2.31 billion at September 30, 2022 and $2.15 billion at December 31, 2021. During the fourth quarter of 2022, assets increased $42.7 million or 7.4% annualized primarily due to an increase in loans. Asset growth from December 31, 2021 to December 31, 2022 was $198.9 million or 9.3%.

Total loans, net of unearned income, increased by 7.4% to $1.79 billion at December 31, 2022, compared to $1.67 billion at December 31, 2021. The year-over-year increase in the loan portfolio was primarily attributable to growth in the investor real estate and residential mortgage portfolios.

Total loans, net of unearned income, increased $64.4 million during the quarter ended December 31, 2022 or 14.8% annualized from $1.73 billion at September 30, 2022. The increase in loans was primarily attributable to growth in the investor real estate, residential mortgage, and commercial owner-occupied real estate loan portfolios.

The Company’s portfolio of investments in fixed income securities was $457.0 million at December 31, 2022, $467.1 million at September 30, 2022, and $344.8 million at December 31, 2021. All but $11.3 million of the fixed income portfolio is backed by the explicit or implicit guarantees of the United States Government or one of its agencies. Nearly 70% of the fixed income portfolio is invested in amortizing investments, which provides the Company with a source of steady cash flow to reinvest each month.  For 2023, the Company anticipates primarily reinvesting fixed income cash flows into loans.  At December 31, 2022, the fixed income portfolio had an estimated weighted average life of 4.5 years.

The Company’s balance sheet remains highly liquid. In addition to deposits in banks and cash flows from fixed income securities, liquidity needs are also met with cash and cash equivalents and unencumbered securities classified as available-for-sale. Liquid assets totaled $335.8 million as of December 31, 2022 compared to $299.3 million at December 31, 2021. These amounts represented 14.3% and 16.8% of total assets as of December 31, 2022 and December 31, 2021, respectively. In addition, the Bank had secured borrowing capacity of $388 million at December 31, 2022.

Total deposits were $2.07 billion at December 31, 2022, $2.06 billion at September 30, 2022, and $1.88 billion at December 31, 2021. Deposit growth was 9.9% during the past twelve months, as time deposits grew 22.3% and interest-bearing demand deposits grew 9.2%.

Total borrowings, defined as federal funds purchased, Federal Home Loan Bank advances, and subordinated debt, increased by $25.5 million to $50.1 million at December 31, 2022 compared to $24.6 million at September 30, 2022.  The increase during the quarter was due to $25.5 million in federal funds purchased.  Federal Home Loan Bank advances decreased from $18.0 million at December 31, 2021 to zero at December 31, 2022 and were unchanged from September 30, 2022.

Shareholders’ equity increased $4.3 million or 2.1% to $212.8 million at December 31, 2022 compared to $208.5 million at December 31, 2021, as a result of increases in retained earnings and additional paid-in capital, which were partially offset by the increase in the unrealized loss on our available-for-sale investment portfolio. Book value per share was $15.09 as of December 31, 2022 compared to $15.17 as of December 31, 2021. The year-over-year change in book value per share was primarily due to increased accumulated other comprehensive loss, increased share count from shareholder option exercises and restricted share award issuances, and cash dividends paid, partially offset by the Company’s earnings over the previous twelve months. The increase in accumulated other comprehensive loss was primarily attributable to increases in unrealized losses on our available-for-sale investment portfolio due to market value changes as a result of rising interest rates. Book value per share, excluding accumulated other comprehensive loss (a non-GAAP financial measure which is defined in the tables below) was $17.13 at December 31, 2022 compared to $15.20 at December 31, 2021. The Bank’s capital ratios remain well above regulatory thresholds for well-capitalized banks. As of December 31, 2022, the Bank’s total risk-based capital ratio was 15.6%, compared to 15.3% at December 31, 2021.

The Company recorded no net charge-offs during the fourth quarter of 2022, the third quarter of 2022, and the fourth quarter of 2021. As of December 31, 2022, the Company had no non-accrual loans, no loans more than 30 days past due, and no other real estate owned assets.

At December 31, 2022, the allowance for loan losses was $20.2 million or 1.13% of outstanding loans, net of unearned income, compared to $20.0 million or 1.20% of outstanding loans, net of unearned income, at September 30, 2022. The decrease in the allowance as a percentage of outstanding loans, net of unearned income, was primarily due to changes in the loan portfolio’s composition as well as net changes in qualitative adjustments. As of December 31, 2022, the Company continued to account for its allowance using an incurred loss model. Beginning on January 1, 2023, and in all subsequent periods, the Company will determine its allowance using the current expected credit losses standard (ASC 326).

Income Statement Review

Quarterly Results

Net income for the fourth quarter of 2022 increased $655 thousand or 8.7% to $8.2 million compared to $7.5 million for the fourth quarter of 2021.

Net interest income for the fourth quarter of 2022 increased $536 thousand or 3.2% compared to the fourth quarter of 2021, driven primarily by higher yields on interest-earning assets and growth in the Company’s loan and investment portfolios. The yield on interest earning assets was 4.10% for the fourth quarter of 2022 compared to 3.56% for the same period in 2021. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loan and investment portfolios and deposits in banks as a result of increases in interest rates during the year. The cost of interest-bearing liabilities was 1.53% for the fourth quarter of 2022 compared to 0.48% for the same quarter of the prior year. The increase in the cost of interest-bearing liabilities was primarily due to a 1.08% increase in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with an increase in rates offered on money market, NOW, and savings deposit accounts during the year. The annualized net interest margin for the fourth quarter of 2022 was 3.05% as compared to 3.23% for the same quarter of the prior year. The decrease in net interest margin was primarily due to the increase in cost of interest-bearing deposits, which was partially offset by an increase in yields on the Company’s loan and investment portfolios.

The Company recorded a $175 thousand provision for loan losses for the fourth quarter of 2022, compared to a $325 thousand provision for the fourth quarter of 2021. The decrease in the provision for loan losses as compared to the same period in 2021 primarily reflects changes in the Company’s evaluation of environmental factors impacting the Company’s loan portfolio during 2022. During 2021, the environmental or qualitative factor allocations within the allowance for loan losses were adjusted to account for the risks to certain industry subgroups and portfolio segments within our portfolio as a result of the continuing COVID-19 pandemic. The decrease in the provision for loan losses primarily reflects an estimated decrease in uncertainty as it relates to the estimated impact of the COVID-19 pandemic on the Company’s loan portfolio and the broader economy.

Non-interest income increased $205 thousand or 40.0% during the fourth quarter of 2022 compared to the fourth quarter of 2021. The increase in non-interest income was primarily due to swap fee income of $127 thousand recognized during the quarter on the Company’s first back-to-back loan interest rate swap (“swap”). The Company enters into swaps with commercial loan customers to provide a facility for customers to mitigate the fluctuations in the variable rate on the respective loans. These swaps are matched in exact offsetting terms to swaps that the Company enters into with an outside third party. The swaps are reported at fair value in other assets or other liabilities in the Consolidated Balance Sheet. The increase in non-interest income was also attributable to mark-to-market adjustments of $35 thousand resulting from an increase in value of investments related to the Company’s nonqualified deferred compensation plan, and increases in services charges and fees on deposit accounts. The increase was partially offset by modest decreases in insurance commissions and bank owned life insurance (“BOLI”) income.

Non-interest expense decreased $230 thousand or 3.0% for the three months ended December 31, 2022 compared to the three months ended December 31, 2021. The decrease in non-interest expense was primarily due to decreases in salaries and employee benefits expense, occupancy expense, furniture and equipment expense, marketing expense, and a release in unfunded commitment reserves during the quarter. The decrease in salaries and employee benefits was driven by a decrease in incentive and deferred compensation expense when compared to the prior year quarter due to changes in staffing. Two of the Company’s former senior executive vice presidents became advisors to the Chief Executive Officer effective June 1, 2022. The decrease in occupancy expense of premises was due to a decrease in office rent as a result of the renegotiation of certain leases. The decrease in furniture and equipment expense was due to lower depreciation expense on fixed assets. The decrease in marketing expense was primarily due to lower marketing vendor related expenses incurred. The release in unfunded commitment reserves was primarily due to a decrease in unfunded commitment balances year-over-year as a result of credit line utilization. The decrease in non-

interest expense was partially offset by increases in data processing fees and professional service fees. The increase in data processing fees was due to new investments in technology solutions to support our operations. The Company regularly evaluates technology and invests in applications enabling greater efficiencies or customer experience. The increase in professional service fees was due to expenses incurred in conjunction with the back-to-back loan interest rate swap, as well as increased vendor services supporting our public company reporting requirements that did not exist in the prior year.

For the three months ended December 31, 2022, annualized non-interest expense to average assets was 1.27% compared to 1.44% for the three months ended December 31, 2021. The decrease was primarily due to lower salaries and employee benefit expense coupled with continued cost consciousness.

For the three months ended December 31, 2022, the annualized efficiency ratio was 40.9% compared to 43.9% for the three months ended December 31, 2021. The decrease was primarily due to increases in net interest income and non-interest income as well as a decrease in non-interest expense.

Year-to-Date Results

Net income for the year ended December 31, 2022 increased $6.3 million or 24.9% to $31.8 million compared to $25.5 million for the year ended December 31, 2021.  The results for the year ended December 31, 2022 reflect a combination of the impact of an increase in net interest income, a decrease in provision for loan loss expense, and a decrease in non-interest expense, which were partially offset by a decrease in non-interest income.

Net interest income for the year ended December 31, 2022 increased $4.5 million or 6.8% compared to the year ended December 31, 2021 and was driven primarily by growth in the Company’s loan and investment portfolios. The yield on interest earning assets was 3.77% for the year ended December 31, 2022 compared to 3.69% for the same period in 2021. The increase in yield on interest earning assets was primarily due to an increase in interest rates during the year. The cost of interest-bearing liabilities was 0.89% for the year ended December 31, 2022 compared to 0.59% for the same period of the prior year. The increase in the cost of interest-bearing liabilities was primarily due to increases in the cost of interest-bearing deposits as a result of an increase in rates offered on time, savings, money market, and NOW deposit accounts during the second half of 2022. Net interest margin for the year ended December 31, 2022 was 3.16% as compared to 3.29% for the same period of the prior year. The decrease in net interest margin was primarily due to increases in the cost of interest-bearing deposits and accelerated recognition of prior debt issuance costs associated with the refinancing of the subordinated debt, which was partially offset by an increase in yield on all interest-earning assets.

The Company recorded a $175 thousand provision for loan losses for the year ended December 31, 2022, compared to a $3.1 million provision for the year ended December 31, 2021. The decrease in the provision for loan losses as compared to the same period in 2021 primarily reflects changes in the Company’s evaluation of environmental factors impacting the Company’s loan portfolio during 2022. During 2021, the environmental or qualitative factor allocations within the allowance for loan losses were adjusted to account for the risks to certain industry subgroups and portfolio segments within our portfolio as a result of the continuing COVID-19 pandemic. The decrease in the provision for loan losses primarily reflects an estimated decrease in uncertainty as it relates to the estimated impact of the COVID-19 pandemic on the Company’s loan portfolio and the broader economy.

Non-interest income decreased $28 thousand or 1.6% during the year ended December 31, 2022 compared to the year ended December 31, 2021. The decrease in non-interest income was primarily due to mark-to-market adjustments of $(548) thousand resulting from a reduction in value of investments related to the Company’s nonqualified deferred compensation plan. The decrease in non-interest income was partially offset by a non-recurring BOLI related benefit claim realized and interest rate swap fee income recognized, as well as increases in insurance commissions and interchange and other fee income due to higher production and increased customer activity, respectively. During the year ended December 31, 2021, the Company also realized a $10 thousand gain on a called security. Excluding the impacts of the gain on the called security, mark-to-market adjustments, and BOLI related benefit claim, non-interest income increased $373 thousand or 24.6%.

Non-interest expense decreased $388 thousand or 1.2% during the year ended December 31, 2022 compared to the year ended December 31, 2021. The decrease in non-interest expense was primarily due to non-recurring legal and professional fees incurred in 2021, as well as decreases in marketing expense, FDIC insurance fees, and salaries and benefit expense. The decrease in marketing expense was primarily due to lower marketing vendor related expenses. The decrease in FDIC insurance fees was primarily due to lower insurance premiums. The decrease in salaries and benefit expense was primarily due to lower accruals related to deferred compensation and employer health insurance fees. The decrease in non-interest expense was partially offset by increases in state franchise taxes as a result of an increase in the Bank’s equity year-over-year and data processing fees due to new investments in technology solutions to support our operations.

For the year ended December 31, 2022, non-interest expense to average assets was 1.40% compared to 1.58% for the year ended December 31, 2021. The decrease was primarily due to non-recurring legal and professional fees incurred in 2021 as well as decreases in marketing expense and FDIC insurance premiums.

For the year ended December 31, 2022, the efficiency ratio was 44.2% compared to 47.7% for the year ended December 31, 2021. The decrease was primarily due to the increase in net interest income coupled with a decrease in non-interest expense. The decrease was partially offset by a modest decrease in non-interest income.

For additional information, contact:

Christopher W. Bergstrom (703) 584-0840

Kent D. Carstater (703) 289-5922

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is a $2.35 billion bank headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. with one loan production office in Arlington, Virginia. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington D.C. Metro area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated Relationship Managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including Charter and Private Schools, Government Contractors, Health Services, Nonprofits and Associations, Professional Services, Property Management Companies, and Title Companies. Learn more at www.johnmarshallbank.com.

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to the following: changes in interest rates, general economic conditions, public health crises (such as the governmental, social and economic effects of COVID-19), levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines, and other conditions which by their nature are not susceptible to accurate forecast, and are subject to significant uncertainty. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.
Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Twelve Months Ended
		December 31,				December 31,
	2022		2021		2022		2021
Selected Balance Sheet Data
Cash and cash equivalents		$61,599		$105,799		$61,599		$105,799
Total investment securities		463,531		351,629		463,531		351,629
Loans, net of unearned income		1,789,508		1,666,469		1,789,508		1,666,469
Allowance for loan losses		(20,208)		(20,032)		(20,208)		(20,032)
Total assets		2,348,235		2,149,309		2,348,235		2,149,309
Non-interest bearing demand deposits		476,697		488,838		476,697		488,838
Interest bearing deposits		1,591,043		1,392,715		1,591,043		1,392,715
Total deposits		2,067,740		1,881,553		2,067,740		1,881,553
Shareholders' equity		212,800		208,470		212,800		208,470

Summary Results of Operations
Interest income		$23,557		$18,703		$84,066		$74,119
Interest expense		6,052		1,734		13,645		8,211
Net interest income		17,505		16,969		70,421		65,908
Provision for loan losses		175		325		175		3,105
Net interest income after provision for loan losses		17,330		16,644		70,246		62,803
Non-interest income		718		513		1,691		1,719
Non-interest expense		7,449		7,679		31,874		32,262
Income before income taxes		10,599		9,478		40,063		32,260
Net income		8,202		7,547		31,803		25,461

Per Share Data and Shares Outstanding
Earnings per share - basic		$0.58		$0.55		$2.27		$1.87
Earnings per share - diluted		$0.58		$0.54		$2.25		$1.83
Book value per share		$15.09		$15.17		$15.09		$15.17
Book value per share, excluding accumulated other comprehensive loss (1)		$17.13		$15.20		$17.13		$15.20
Weighted average common shares (basic)		14,019,429		13,614,760		13,931,841		13,581,586
Weighted average common shares (diluted)		14,131,352		13,914,724		14,084,427		13,879,595
Common shares outstanding at end of period		14,098,986		13,745,598		14,098,986		13,745,598

Performance Ratios
Return on average assets (annualized)		1.40%		1.41%		1.40%		1.25%
Return on average equity (annualized)		15.65%		14.52%		15.18%		12.90%
Net interest margin		3.05%		3.23%		3.16%		3.29%
Non-interest income as a percentage of average assets (annualized)		0.12%		0.10%		0.07%		0.08%
Non-interest expense to average assets (annualized)		1.27%		1.44%		1.40%		1.58%
Efficiency ratio		40.9%		43.9%		44.2%		47.7%

Asset Quality
Non-performing assets to total assets		- -%		- -%		- -%		- -%
Non-performing loans to total loans		- -%		- -%		- -%		- -%
Allowance for loan losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan losses to total loans (2)		1.13%		1.20%		1.13%		1.20%
Net charge-offs (recoveries) to average loans (annualized)		- -%		- -%		- -%		- -%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (3)		- -		- -		- -		- -
Troubled debt restructurings (total)		418		549		418		549
Performing in accordance with modified terms		418		549		418		549
Not performing in accordance with modified terms		- -		- -		- -		- -

Capital Ratios (Bank Level)
Equity / assets		10.0%		10.8%		10.0%		10.8%
Total risk-based capital ratio		15.6%		15.3%		15.6%		15.3%
Tier 1 risk-based capital ratio		14.4%		14.0%		14.4%		14.0%
Leverage ratio		11.3%		11.0%		11.3%		11.0%
Common equity tier 1 ratio		14.4%		14.0%		14.4%		14.0%

Other Information
Number of full time equivalent employees		139		138		139		138
# Full service branch offices		8		8		8		8
# Loan production or limited service branch offices		1		1		1		1

(1)

Book value per share excluding accumulated other comprehensive loss, is a non-GAAP financial measure. It is calculated by dividing the total of shareholders’ equity less the entirety of the balance of our accumulated other comprehensive loss by the number of shares outstanding as of the measurement date.

(2)

The allowance for loan losses to total loans, excluding PPP loans, net of unearned income of $132 thousand, was 1.13% at December 31, 2022. The allowance for loan losses to total loans, excluding PPP loans, net of unearned income of $67.7 million, was 1.25% at December 31, 2021.  PPP loans received no allocations in the allowance estimate due to the underlying guarantees.

(3)

Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest, and other real estate owned.  Does not include troubled debt restructurings which were accruing interest at the date indicated.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	December 31,	September 30,	December 31,	Last Three	Year Over
	2022	2022	2021	Months	Year
Assets	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$6,583	$14,957	$2,920	(56.0)%	125.4%
Interest-bearing deposits in banks	55,016	59,799	102,879	(8.0)%	(46.5)%
Securities available-for-sale, at fair value	357,576	366,546	239,300	(2.4)%	49.4%
Securities held-to-maturity, fair value of $81,161, $81,765, and $103,258 at 12/31/2022, 9/30/2022, and 12/31/2021, respectively.	99,415	100,598	105,509	(1.2)%	(5.8)%
Restricted securities, at cost	4,425	4,421	4,951	0.1%	(10.6)%
Equity securities, at fair value	2,115	1,913	1,869	10.6%	13.2%
Loans, net of unearned income	1,789,508	1,725,114	1,666,469	3.7%	7.4%
Allowance for loan losses	(20,208)	(20,032)	(20,032)	0.9%	0.9%
Net loans	1,769,300	1,705,082	1,646,437	3.8%	7.5%
Bank premises and equipment, net	1,219	1,331	1,620	(8.4)%	(24.8)%
Accrued interest receivable	5,531	4,744	4,943	16.6%	11.9%
Bank owned life insurance	21,170	21,071	20,998	0.5%	0.8%
Right of use assets	4,611	3,936	4,913	17.1%	(6.1)%
Other assets	21,274	21,142	12,970	0.6%	64.0%
Total assets	$2,348,235	$2,305,540	$2,149,309	1.9%	9.3%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$476,697	$535,186	$488,838	(10.9)%	(2.5)%
Interest-bearing demand deposits	691,945	705,593	633,901	(1.9)%	9.2%
Savings deposits	95,241	102,909	101,376	(7.5)%	(6.1)%
Time deposits	803,857	719,653	657,438	11.7%	22.3%
Total deposits	2,067,740	2,063,341	1,881,553	0.2%	9.9%
Federal funds purchased	25,500	- -	- -	N/M	N/M
Federal Home Loan Bank advances	- -	- -	18,000	N/M	N/M
Subordinated debt	24,624	24,603	24,728	0.1%	(0.4)%
Accrued interest payable	1,035	643	843	61.0%	22.8%
Lease liabilities	4,858	4,186	5,182	16.1%	(6.3)%
Other liabilities	11,678	10,555	10,533	10.6%	10.9%
Total liabilities	2,135,435	2,103,328	1,940,839	1.5%	10.0%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,098,986 at 12/31/2022 including 55,185 unvested shares, 14,070,080 shares at 9/30/2022 including 58,046 unvested shares and 13,745,598 at 12/31/2021, including 75,826 unvested shares	141	140	137	0.7%	2.9%
Additional paid-in capital	94,726	94,560	91,107	0.2%	4.0%
Retained earnings	146,630	138,428	117,626	5.9%	24.7%
Accumulated other comprehensive loss	(28,697)	(30,916)	(400)	N/M	N/M
Total shareholders' equity	212,800	202,212	208,470	5.2%	2.1%
Total liabilities and shareholders' equity	$2,348,235	$2,305,540	$2,149,309	1.9%	9.3%

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$20,541	$17,340	18.5%	$74,281	$69,415	7.0%
Interest on investment securities, taxable	2,337	1,225	90.8%	7,934	4,146	91.4%
Interest on investment securities, tax-exempt	30	30	0.0%	120	120	0.0%
Dividends	64	67	(4.5)%	249	263	(5.3)%
Interest on deposits in banks	585	41	N/M	1,482	175	N/M
Total interest and dividend income	23,557	18,703	26.0%	84,066	74,119	13.4%

Interest Expense
Deposits	5,688	1,331	327.3%	11,778	6,599	78.5%
Federal funds purchased	15	- -	N/M	15	- -	N/M
Federal Home Loan Bank advances	- -	31	N/M	42	125	(66.4)%
Subordinated debt	349	372	(6.2)%	1,810	1,487	21.7%
Total interest expense	6,052	1,734	249.0%	13,645	8,211	66.2%

Net interest income	17,505	16,969	3.2%	70,421	65,908	6.8%

Provision for Loan Losses	175	325	(46.2)%	175	3,105	(94.4)%

Net interest income after provision for loan losses	17,330	16,644	4.1%	70,246	62,803	11.9%

Non-interest Income
Service charges on deposit accounts	84	74	13.5%	324	544	(40.4)%
Bank owned life insurance	99	102	(2.9)%	544	411	32.4%
Other service charges and fees	187	138	35.5%	656	195	236.4%
Gains on securities	- -	- -	N/M	- -	10	N/M
Insurance commissions	70	79	(11.4)%	382	284	34.5%
Other income (loss)	278	120	131.7%	(215)	275	N/M
Total non-interest income	718	513	40.0%	1,691	1,719	(1.6)%

Non-interest Expenses
Salaries and employee benefits	4,436	4,765	(6.9)%	20,190	20,411	(1.1)%
Occupancy expense of premises	458	480	(4.6)%	1,893	1,985	(4.6)%
Furniture and equipment expenses	336	363	(7.4)%	1,325	1,436	(7.7)%
Other expenses	2,219	2,071	7.1%	8,466	8,430	0.4%
Total non-interest expense	7,449	7,679	(3.0)%	31,874	32,262	(1.2)%

Income before income taxes	10,599	9,478	11.8%	40,063	32,260	24.2%

Income tax Expense	2,397	1,931	24.1%	8,260	6,799	21.5%

Net income	$8,202	$7,547	8.7%	$31,803	$25,461	24.9%

Earnings Per Share
Basic	$0.58	$0.55	5.5%	$2.27	$1.87	21.5%
Diluted	$0.58	$0.54	7.4%	$2.25	$1.83	22.9%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2022							2021
	December 31		September 30		June 30		March 31	December 31		September 30		June 30		March 31
Profitability for the Quarter:
Interest income		$23,557		$21,208		$19,555	$19,745		$18,703		$18,042		$18,627		$18,747
Interest expense		6,052		3,516		2,247	1,829		1,734		1,876		2,136		2,465
Net interest income		17,505		17,692		17,308	17,916		16,969		16,166		16,491		16,282
Provision for loan losses		175		- -		- -	- -		325		325		90		2,365
Non-interest income		718		450		109	414		513		325		417		464
Non-interest expense		7,449		7,958		7,681	8,786		7,679		7,623		9,067		7,893
Income before income taxes		10,599		10,184		9,736	9,544		9,478		8,543		7,751		6,488
Income tax expense		2,397		2,139		1,854	1,870		1,931		1,782		1,672		1,414
Net income		$8,202		$8,045		$7,882	$7,674		$7,547		$6,761		$6,079		$5,074

Financial Performance:
Return on average assets (annualized)		1.40%		1.38%		1.41%	1.40%		1.41%		1.30%		1.20%		1.05%
Return on average equity (annualized)		15.65%		15.07%		15.28%	14.76%		14.52%		13.35%		12.64%		10.89%
Net interest margin		3.05%		3.10%		3.16%	3.34%		3.23%		3.15%		3.32%		3.44%
Non-interest income as a percentage of average assets (annualized)		0.12%		0.08%		0.02%	0.08%		0.10%		0.06%		0.08%		0.10%
Non-interest expense to average assets (annualized)		1.27%		1.36%		1.38%	1.61%		1.44%		1.46%		1.79%		1.64%
Efficiency ratio		40.9%		43.9%		44.1%	47.9%		43.9%		46.2%		53.6%		47.1%

Per Share Data:
Earnings per share - basic		$0.58		$0.57		$0.56	$0.55		$0.55		$0.50		$0.45		$0.37
Earnings per share - diluted		$0.58		$0.57		$0.56	$0.55		$0.54		$0.48		$0.44		$0.37
Book value per share		$15.09		$14.37		$14.80	$14.68		$15.17		$14.82		$14.32		$13.85
Dividends declared per share	$	- -	$	- -	$	- -	$0.20	$	- -	$	- -	$	- -	$	- -
Weighted average common shares (basic)		14,019,429		13,989,414		13,932,256	13,783,034		13,614,760		13,580,538		13,572,779		13,557,779
Weighted average common shares (diluted)		14,131,352		14,108,286		14,085,160	13,991,692		13,914,724		13,883,104		13,868,147		13,809,751
Common shares outstanding at end of period		14,098,986		14,070,080		14,026,589	13,950,570		13,745,598		13,644,985		13,639,173		13,634,754

Non-interest Income:
Service charges on deposit accounts		$84		$79		$84	$77		$74		$70		$60		$58
Bank owned life insurance		99		255		95	95		102		102		100		107
Other service charges and fees		187		175		157	137		138		120		115		104
Gains on securities		- -		- -		- -	- -		- -		- -		- -		10
Insurance commissions		70		47		44	221		79		28		22		155
Other income (loss)		278		(106)		(271)	(116)		120		5		120		30
Total non-interest income		$718		$450		$109	$414		$513		$325		$417		$464

Non-interest Expenses:
Salaries and employee benefits		$4,436		$5,072		$4,655	$6,027		$4,765		$4,977		$5,680		$4,989
Occupancy expense of premises		458		461		482	493		480		484		514		507
Furniture and equipment expenses		336		323		341	325		363		373		378		322
Other expenses		2,219		2,102		2,203	1,941		2,071		1,789		2,495		2,075
Total non-interest expenses		$7,449		$7,958		$7,681	$8,786		$7,679		$7,623		$9,067		$7,893

Balance Sheets at Quarter End:
Total loans		$1,789,508		$1,725,114		$1,692,652	$1,631,260		$1,666,469		$1,602,377		$1,567,112		$1,605,783
Allowance for loan losses		(20,208)		(20,032)		(20,031)	(20,031)		(20,032)		(19,706)		(19,381)		(19,381)
Investment securities		463,531		473,478		473,914	409,692		351,629		348,742		306,030		219,106
Interest-earning assets		2,308,055		2,258,822		2,274,968	2,217,553		2,121,407		2,062,000		2,032,235		1,979,848
Total assets		2,348,235		2,305,540		2,316,374	2,249,609		2,149,309		2,095,504		2,065,895		2,009,988
Total deposits		2,067,740		2,063,341		2,043,741	1,983,099		1,881,553		1,837,548		1,815,032		1,761,390
Total interest-bearing liabilities		1,641,167		1,552,758		1,581,017	1,530,133		1,435,443		1,416,396		1,379,031		1,388,286
Total shareholders' equity		212,800		202,212		207,530	204,855		208,470		202,222		195,246		188,904

Quarterly Average Balance Sheets:
Total gross loans		$1,759,747		$1,684,796		$1,641,914	$1,620,533		$1,629,124		$1,580,695		$1,602,125		$1,575,847
Allowance for loan losses		(20,042)		(20,032)		(20,031)	(20,032)		(19,889)		(19,525)		(19,530)		(17,816)
Investment securities		468,956		488,860		447,688	376,608		356,007		325,027		256,671		180,180
Interest-earning assets		2,289,061		2,277,325		2,204,709	2,183,897		2,090,052		2,038,384		1,996,555		1,922,835
Total assets		2,330,307		2,314,825		2,240,119	2,216,131		2,121,980		2,069,143		2,027,364		1,954,088
Total deposits		2,079,161		2,057,640		1,980,231	1,946,882		1,857,782		1,812,635		1,820,939		1,709,678
Total interest-bearing liabilities		1,566,902		1,547,766		1,504,574	1,505,854		1,419,679		1,384,867		1,381,583		1,350,742
Total shareholders' equity		207,906		212,147		206,967	210,900		206,237		200,990		192,918		188,995

Financial Measures:
Average equity to average assets		8.9%		9.2%		9.2%	9.5%		9.7%		9.7%		9.5%		9.7%
Investment securities to earning assets		20.1%		21.0%		20.8%	18.5%		16.6%		16.9%		15.1%		11.1%
Loans to earning assets		77.5%		76.4%		74.4%	73.6%		78.6%		77.7%		77.1%		81.1%
Loans to assets		76.2%		74.8%		73.1%	72.5%		77.5%		76.5%		75.9%		79.9%
Loans to deposits		86.5%		83.6%		82.8%	82.3%		88.6%		87.2%		86.3%		91.2%

Capital Ratios (Bank Level):
Equity / assets		10.0%		9.7%		9.9%	10.2%		10.8%		10.8%		10.6%		10.5%
Total risk-based capital ratio		15.6%		15.4%		15.1%	15.4%		15.3%		15.2%		15.0%		14.6%
Tier 1 risk-based capital ratio		14.4%		14.3%		14.0%	14.2%		14.0%		14.0%		13.9%		13.4%
Leverage ratio		11.3%		11.0%		11.0%	10.8%		11.0%		10.8%		10.7%		10.8%
Common equity tier 1 ratio		14.4%		14.3%		14.0%	14.2%		14.0%		14.0%		12.3%		13.4%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2022								2021
	December 31		September 30		June 30		March 31		December 31		September 30		June 30		March 31
Loans	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Commercial business loans	$44,788	2.5%	$44,967	2.6%	$47,654	2.8%	$52,569	3.2%	$53,378	3.2%	$53,166	3.3%	$55,375	3.5%	$60,637	3.8%
Commercial PPP loans	136	0.0%	138	0.0%	224	0.0%	7,781	0.5%	69,567	4.2%	75,496	4.7%	82,190	5.2%	117,796	7.3%
Commercial owner-occupied real estate loans	366,131	20.5%	362,346	21.1%	378,457	22.4%	339,933	20.9%	345,272	20.7%	326,585	20.4%	320,519	20.4%	307,918	19.2%
Total business loans	411,055	23.0%	407,451	23.7%	426,335	25.2%	400,283	24.6%	468,217	28.1%	455,247	28.4%	458,084	29.2%	486,351	30.3%

Investor real estate loans	662,769	37.1%	622,415	36.1%	598,501	35.5%	553,093	34.0%	523,038	31.4%	519,384	32.4%	505,605	32.3%	502,940	31.3%
Construction & development loans	195,027	11.0%	199,324	11.6%	189,644	11.2%	219,160	13.4%	231,090	13.9%	228,993	14.3%	219,175	14.0%	250,208	15.6%
Multi-family loans	89,227	5.0%	106,460	6.2%	106,236	6.3%	99,100	6.1%	100,132	6.0%	81,226	5.1%	92,203	5.9%	84,689	5.3%
Total commercial real estate loans	947,023	53.1%	928,199	53.9%	894,381	53.0%	871,353	53.5%	854,260	51.3%	829,603	51.8%	816,983	52.1%	837,837	52.2%

Residential mortgage loans	426,841	23.9%	385,696	22.4%	368,370	21.8%	356,331	21.9%	342,491	20.6%	316,549	19.8%	291,615	18.6%	281,964	17.5%
Consumer loans	529	0.0%	585	0.0%	651	0.0%	513	0.0%	586	0.0%	631	0.0%	916	0.1%	793	0.0%
Total loans	$1,785,448	100.0%	$1,721,931	100.0%	$1,689,737	100.0%	$1,628,480	100.0%	$1,665,554	100.0%	$1,602,030	100.0%	$1,567,598	100.0%	$1,606,945	100.0%
Less: Allowance for loan losses	(20,208)		(20,032)		(20,031)		(20,031)		(20,032)		(19,706)		(19,381)		(19,381)
Net deferred loan costs (fees)	4,060		3,183		2,915		2,780		915		347		(486)		(1,162)
Net loans	$1,769,300		$1,705,082		$1,672,621		$1,611,229		$1,646,437		$1,582,671		$1,547,731		$1,586,402

	2022								2021
	December 31		September 30		June 30		March 31		December 31		September 30		June 30		March 31
Deposits	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Non-interest bearing demand deposits	$476,697	23.1%	$535,186	25.9%	$512,284	25.1%	$495,811	25.0%	$488,838	26.0%	$463,868	25.2%	$478,705	26.4%	$419,796	23.8%
Interest-bearing demand deposits:
NOW accounts(1)	253,148	12.3%	293,558	14.2%	338,789	16.6%	345,087	17.4%	267,594	14.2%	294,261	16.0%	254,060	14.0%	245,274	13.9%
Money market accounts(1)	438,797	21.2%	412,035	20.0%	399,877	19.6%	414,987	20.9%	366,306	19.4%	336,651	18.3%	333,818	18.4%	344,807	19.6%
Savings accounts	95,241	4.6%	102,909	5.0%	112,276	5.4%	114,427	5.8%	101,376	5.4%	94,840	5.2%	79,119	4.4%	72,102	4.1%
Certificates of deposit
$250,000 or more	314,738	15.2%	280,027	13.6%	255,411	12.5%	241,230	12.1%	250,204	13.3%	232,722	12.7%	243,662	13.4%	265,772	15.1%
Less than $250,000	89,247	4.3%	88,421	4.3%	87,505	4.3%	91,050	4.6%	103,084	5.5%	104,463	5.7%	112,991	6.2%	119,828	6.8%
QwickRate® certificates of deposit	22,163	1.1%	20,154	1.0%	20,154	1.0%	23,136	1.2%	25,122	1.3%	28,998	1.6%	31,481	1.7%	38,565	2.2%
IntraFi® certificates of deposit	25,757	1.2%	46,305	2.2%	32,686	1.6%	39,628	2.0%	61,281	3.3%	66,926	3.6%	60,761	3.3%	38,284	2.2%
Brokered deposits	351,952	17.0%	284,746	13.8%	284,759	13.9%	217,743	11.0%	217,748	11.6%	214,819	11.7%	220,435	12.1%	216,962	12.3%
Total deposits	$2,067,740	100.0%	$2,063,341	100.0%	$2,043,741	100.0%	$1,983,099	100.0%	$1,881,553	100.0%	$1,837,548	100.0%	$1,815,032	100.0%	$1,761,390	100.0%

Borrowings
Federal funds purchased	$25,500	50.9%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%
Federal Home Loan Bank advances	- -	0.0%	- -	0.0%	- -	0.0%	18,000	42.0%	18,000	42.1%	18,000	42.1%	18,000	42.2%	22,000	47.1%
Subordinated debt	24,624	49.1%	24,603	100.0%	49,560	100.0%	24,845	58.0%	24,728	57.9%	24,716	57.9%	24,704	57.8%	24,692	52.9%
Total borrowings	$50,124	100.0%	$24,603	100.0%	$49,560	100.0%	$42,845	100.0%	$42,728	100.0%	$42,716	100.0%	$42,704	100.0%	$46,692	100.0%

Total deposits and borrowings	$2,117,864		$2,087,944		$2,093,301		$2,025,944		$1,924,281		$1,880,264		$1,857,736		$1,808,082

Core customer funding sources (2)	$1,693,625	80.9%	$1,758,441	85.2%	$1,738,828	85.1%	$1,742,220	87.1%	$1,638,683	86.3%	$1,593,731	85.9%	$1,563,116	85.3%	$1,505,863	84.4%
Wholesale funding sources (3)	399,615	19.1%	304,900	14.8%	304,913	14.9%	258,879	12.9%	260,870	13.7%	261,817	14.1%	269,916	14.7%	277,527	15.6%
Total funding sources	$2,093,240	100.0%	$2,063,341	100.0%	$2,043,741	100.0%	$2,001,099	100.0%	$1,899,553	100.0%	$1,855,548	100.0%	$1,833,032	100.0%	$1,783,390	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand®, IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased and Federal Home Loan Bank advances.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$440,899	$8,183	1.86%	$275,071	$4,409	1.60%
Tax-exempt(1)	5,001	152	3.04%	5,007	152	3.04%
Total securities	$445,900	$8,335	1.87%	$280,078	$4,561	1.63%
Loans, net of unearned income(2):
Taxable	1,652,940	73,497	4.45%	1,577,418	68,685	4.35%
Tax-exempt(1)	24,211	993	4.10%	19,631	924	4.71%
Total loans, net of unearned income	$1,677,151	$74,490	4.44%	$1,597,049	$69,609	4.36%
Interest-bearing deposits in other banks	$116,092	$1,482	1.28%	$135,360	$175	0.13%
Total interest-earning assets	$2,239,143	$84,307	3.77%	$2,012,487	$74,345	3.69%
Total non-interest earning assets	36,624			31,132
Total assets	$2,275,767			$2,043,619
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$311,950	$1,359	0.44%	$262,319	$798	0.30%
Money market accounts	395,369	3,340	0.84%	337,993	1,256	0.37%
Savings accounts	108,178	504	0.47%	83,032	300	0.36%
Time deposits	682,674	6,575	0.96%	657,986	4,245	0.65%
Total interest-bearing deposits	$1,498,171	$11,778	0.79%	$1,341,330	$6,599	0.49%
Federal funds purchased	386	15	3.89%	—	—	0.00%
Subordinated debt	26,754	1,810	6.77%	24,702	1,487	6.02%
Other borrowed funds	6,175	42	0.68%	18,375	125	0.68%
Total interest-bearing liabilities	$1,531,486	$13,645	0.89%	$1,384,407	$8,211	0.59%
Demand deposits	518,284			448,723
Other liabilities	16,518			13,146
Total liabilities	$2,066,288			$1,846,276
Shareholders’ equity	$209,479			$197,343
Total liabilities and shareholders’ equity	$2,275,767			$2,043,619

Tax-equivalent net interest income and spread		$70,662	2.88%		$66,134	3.10%
Less: tax-equivalent adjustment		241			226
Net interest income		$70,421			$65,908

Tax-equivalent interest income/earnings assets			3.77%			3.69%
Interest expense/earning assets			0.61%			0.40%
Net interest margin(3)			3.16%			3.29%

(1)	Tax-equivalent income has been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $241 thousand and $226 thousand in 2022 and 2021, respectively.
(2)	The Company did not have any loans on non-accrual as of December 31, 2022 or December 31, 2021.
(3)	The net interest margin has been calculated on a tax-equivalent basis.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$463,961	$2,401	2.05%	$350,997	$1,292	1.46%
Tax-exempt(1)	4,995	38	3.02%	5,010	38	3.01%
Total securities	$468,956	$2,439	2.06%	$356,007	$1,330	1.48%
Loans, net of unearned income(2):
Taxable	1,730,921	20,305	4.65%	1,606,103	17,152	4.24%
Tax-exempt(1)	28,826	299	4.12%	23,021	239	4.12%
Total loans, net of unearned income	$1,759,747	$20,604	4.65%	$1,629,124	$17,391	4.24%
Interest-bearing deposits in other banks	$60,358	$585	3.85%	$104,921	$41	0.16%
Total interest-earning assets	$2,289,061	$23,628	4.10%	$2,090,052	$18,762	3.56%
Total non-interest earning assets	41,246			31,928
Total assets	$2,330,307			$2,121,980
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$271,306	$530	0.78%	$281,690	$204	0.29%
Money market accounts	412,682	1,824	1.75%	351,723	329	0.37%
Savings accounts	103,542	220	0.84%	101,199	89	0.35%
Time deposits	753,228	3,114	1.64%	642,346	709	0.44%
Total interest-bearing deposits	$1,540,758	$5,688	1.46%	$1,376,958	$1,331	0.38%
Federal funds purchased	1,533	15	3.88%	—	—	0.00%
Subordinated debt	24,611	349	5.63%	24,720	372	5.97%
Other borrowed funds	—	—	0.00%	18,001	31	0.68%
Total interest-bearing liabilities	$1,566,902	$6,052	1.53%	$1,419,679	$1,734	0.48%
Demand deposits	538,403			480,824
Other liabilities	17,096			15,240
Total liabilities	$2,122,401			$1,915,743
Shareholders’ equity	$207,906			$206,237
Total liabilities and shareholders’ equity	$2,330,307			$2,121,980

Tax-equivalent net interest income and spread		$17,576	2.57%		$17,028	3.08%
Less: tax-equivalent adjustment		71			59
Net interest income		$17,505			$16,969

Tax-equivalent interest income/earnings assets			4.10%			3.56%
Interest expense/earning assets			1.05%			0.33%
Net interest margin(3)			3.05%			3.23%

(1)	Tax-equivalent income has been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $71 thousand and $59 thousand in 2022 and 2021, respectively.
(2)	The Company did not have any loans on non-accrual as of December 31, 2022 or December 31, 2021.
(3)	The net interest margin has been calculated on a tax-equivalent basis.